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                                                             EXHIBIT 10.11



                               AMENDMENT TO AMENDED AND
                               RESTATED PROMISSORY NOTE

    Reference is made to that certain Promissory Note dated December 6, 1995, as Amended and Restated on June 3, 1996, in the aggregate principal amount of $888,019, by Technology Flavors & Fragrances, Inc. ("TFF"), to Seafla, Inc. (now known as RRHDH, Inc., the "Payee") (the "Note"). The undersigned hereby agree to amend the Note as follows:

    1. The initial installment payment of $177, 603.80 due January 1, 1997, plus $106,562 in interest accrued thereon from January 1, 1997 to December 31, 1997, shall be payable on March 31, 1998. Each additional installment payment thereafter of $177, 603.80 plus accrued interest shall be payable on the first day of January of each succeeding year thereafter until January 1, 2002, on which date the balance due, if any, of principal and interest, will be paid.

    2. In consideration for the foregoing, TFF agrees that all interest accrued from December 6, 1995 through December 31, 1996, totaling $102,767, shall be paid in nine (9) equal monthly installments of $10,000, on the fifteenth day of each month commencing on April 15, 1997, with a final installment of $12,767 to be paid on January 15, 1998.

    3. Except as expressly set forth above, the remaining provisions of the Note shall remain in full force and effect.

    AGREED TO AND ACCEPTED THIS 26TH DAY OF MARCH, 1997.

RRHDH, INC. (F/K/A) SEAFLA, INC.)                TECHNOLOGY FLAVORS &
                                                 FRAGRANCES, INC.

By:  /s/ RICHARD HIGGINS                         By: /s/ PHILIP ROSNER
    --------------------------------------           ------------------
    Name:     Richard Higgins                    Name:     Philip Rosner
    Title:    President                          Title:    President